TRANSTECH INDUSTRIES, INC.
                200 Centennial Avenue, Suite 202
                  Piscataway, New Jersey  08854


            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON JUNE 26, 1997


                          May 23, 1997


To the Stockholders of Transtech Industries, Inc.:


     You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of Transtech Industries, Inc. (the "Company") to be held on Thursday, June 26, 1997 at 10:00 a.m. at the Somerset Marriott, 110 Davidson Avenue, Somerset, New Jersey, telephone number (908) 560-0500, for the following purposes:

     1. to elect a board of three directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualify;

     2. to ratify the appointment of Briggs, Bunting & Dougherty, LLP as the Company's auditors for the year ending December 31, 1997; and

     3. to transact such other business as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record as of the close of business on May 15, 1997 will be entitled to notice of and to vote at the Meeting.

     Whether or not you plan to be present at the Meeting, please complete, sign, date and mail the enclosed proxy, which is being solicited on behalf of the Board of Directors, so that your shares may be represented at the Meeting. The proxy is revocable and will not affect your right to vote in person in the event you attend the Meeting.


                          By Order of the Board of Directors


                          Andrew J. Mayer, Jr.
                          Vice President-Finance, Chief Financial
                          Officer and Secretary



                         PROXY STATEMENT
                       DATED MAY 23, 1997

             FOR THE ANNUAL MEETING OF STOCKHOLDERS
                  OF TRANSTECH INDUSTRIES, INC.

        TO BE HELD ON JUNE 26, 1997 AT 10:00 A.M. AT THE
  SOMERSET MARRIOTT, 110 DAVIDSON AVENUE, SOMERSET, NEW JERSEY



     This Proxy Statement is furnished to holders of Common Stock, $.50 par value (the "Common Stock"), of Transtech Industries, Inc., a Delaware corporation (the "Company"), in connection with the solicitation, by and on behalf of the Board of Directors of the Company, of proxies to be used at the Annual Meeting of Stockholders to be held on June 26, 1997 or at any adjournment thereof (the "Meeting").

     The Board of Directors has fixed the close of business on May 15, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. The principal executive offices of the Company are located at 200 Centennial Avenue, Suite 202, Piscataway, New Jersey 08854, telephone number
(908) 981-0777. This Proxy Statement will be mailed on or about May 23, 1997 to stockholders determined as set forth above.

     The Annual Report to Stockholders for the fiscal year ended
December 31, 1996 ("Fiscal Year 1996"), including financial statements, is being mailed to each stockholder of record simultaneously herewith.

     All the voting power of the Company is vested in the Common Stock. As of the close of business on March 18, 1997, 2,829,090 shares of the Company's Common Stock were outstanding (which figure excludes 1,885,750 treasury shares which are not outstanding and are not eligible to vote). Each outstanding share of Common Stock is entitled to one vote on each matter submitted to a vote at the Meeting. Disapproval, abstention or any other indication of a non-vote on a proposal is not counted as a consent to such proposal. With respect to the election of directors, persons receiving a plurality of the votes cast will be elected.

     The giving of a proxy pursuant to this solicitation does not affect a stockholder's right to vote in person at the Meeting. The proxy may be revoked at any time before it is exercised, in which event it is desirable, although not required, that written notice of revocation be filed with the Secretary.

     If the enclosed proxy is properly executed and returned to the Company, all shares represented thereby will be voted in the manner specified.

     Should any other matters come before the Meeting, the proxy will be voted in accordance with the best judgment of the proxyholders. At this time, the Board of Directors knows of no matters other than those identified herein which will be presented at the Meeting.

     The cost of the solicitation of these proxies by the Board of Directors will be borne by the Company. It is expected that solicitation will be primarily by mail, but employees or representatives of the Company may also solicit by telephone, telecopy or in person without additional compensation.

     The Company has requested brokers, banks and trust companies to forward proxy materials to beneficial owners of stock. The
Company will reimburse such entities for the expenses incurred in connection with this process.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of the close of business on March 18, 1997, the Company has issued and outstanding 2,829,090 shares of Common Stock, which figure excludes 1,885,750 shares owned by the Company which are not outstanding and are not eligible to vote.

     Set forth below is a table showing, as of March 18, 1997, the number of shares of Common Stock owned beneficially by:

          (1) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of such Common Stock;

          (2)  each director of the Company;

          (3)  the chief executive officer of the Company (the
"Chief Executive Officer");

          (4) the most highly compensated executive officers of the Company (other than the Chief Executive Officer) whose total annual salary and bonus exceeds $100,000 (the "Named Executive
Officer"); and

          (5) all officers and directors of the Company as a group.

     Unless otherwise specified, the persons named in the table below and footnotes thereto have the sole right to vote and dispose of their respective shares.


 Name and Address of
 Beneficial Owner and          Number of Shares      Percentage
 Identity of Group             Beneficially Owned    of Class

 Herzog, Heine & Geduld        368,453 (a)           13.0%
 525 Washington Blvd.
 Jersey City, NJ 07310

 Roger T. Mahan                325,435 (b),(e)       11.5%
 47 McGregor Avenue
 Mt. Arlington, NJ 07856

 Nancy M. Ernst                321,775 (b),(c),(e)   11.3%
 2229 Washington Valley Rd.
 Martinsville, NJ 08836

 Gary A. Mahan                 310,601 (b),(d),(e)   11.0%
 53 Cross Road
 Basking Ridge, NJ 07920

 Robert V. Silva                50,000 (f)            1.8%
 200 Centennial Avenue
 Piscataway, NJ 08854

 Arthur C. Holdsworth, III           0                 --
 200 Centennial Avenue
 Piscataway, NJ 08854

 Andrew J. Mayer, Jr.            5,000 (g)             .2%
 200 Centennial Avenue
 Piscataway, NJ 08854

 All executive officers         55,000 (h)            2.0%
 and directors as a group
 (3 in group)


     (a)  Includes 41,200 shares owned by customers of this firm.

     (b) Roger T. Mahan, Nancy M. Ernst and Gary A. Mahan are the children of Marvin H. Mahan, a former officer, director and principal shareholder of the Company, and his wife, Ingrid T.
Mahan. Marvin H. and Ingrid T. Mahan disclaim beneficial ownership of the shares owned by their children.

     (c) Includes 8,600 shares owned by Nancy M. Ernst's husband, Kenneth A. Ernst, and 18,200 shares owned by their minor children. Mr. Ernst was a director of the Company from June 1987 through April 1994.

     (d) Includes 8,600 shares owned by Gary A. Mahan's wife,
Elizabeth Mahan, and 8,600 shares owned by their minor child.

     (e) Members of the Mahan family, consisting of Roger T. Mahan, Nancy M. Ernst and Gary A. Mahan, their spouses and children and their parents, Marvin H. Mahan and Ingrid T. Mahan, own 967,911 shares of Common Stock, which represent approximately 34% of the shares outstanding. In addition, Ingrid T. Mahan is executrix of the estate of Arthur Tang, which owns an additional 32,750 shares of such common stock.

     (f) Represents incentive options to purchase 50,000 shares at $.75 per share, all of which are presently exercisable.

     (g) Represents incentive options to purchase 5,000 shares at $0.438 per share, all of which are presently exercisable.

     (h) Consists of incentive options to purchase 55,000 shares held by two officers of the Company, all of which are presently exercisable.

               EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

     The following table summarizes the compensation paid to or earned by the Chief Executive Officer and the Named Executive Officer in the years ending December 31, 1996, 1995 and 1994 ("Fiscal 1996", "Fiscal 1995" and "Fiscal 1994", respectively) for services rendered by them to the Company in all capacities during such years. Both the Chief Executive Officer and the Named Executive Officer were the only executive officers of the Company whose total annual salary and bonus exceeded $100,000 and were serving as executive officers of the Company at December 31, 1996.

                                     Annual Compensation

                                                       Other
  Name and                                             Annual
  Principal            Fiscal                          Compen-
  Position             Year     Salary      Bonus      sation (a)

 Robert V. Silva       1996   $176,804(b)  $0           $90
 President and Chief   1995   $278,688(c)  $25,000(c)   $1,964
 Executive Officer     1994   $264,000(d)  $48,000(d)   $2,668

 Andrew J. Mayer, Jr.  1996   $136,000     $0           $1,360
 Vice President-       1995   $136,000     $0           $1,435
 Finance, Chief        1994   $126,000     $7,500       $1,270
 Financial Officer
 and Secretary

                              Long Term Compensation
                              Awards           Payouts

                                       Options/    Long-Term  All
 Name and                  Restricted  Stock App-  Incentive  Other
 Principal        Fiscal    Stock      reciation   Plan      Compen-
 Position         Year      Awards     Rights      Payouts    sation

 Robert V. Silva     1996    0           0          0          0
 President and Chief 1995    0           0          0          0
 Executive Officer   1994    0           0          0          0

 Andrew J. Mayer, Jr.1996    0           0          0          0
 Vice President-     1995    0           0          0       $10,000(e)
 Finance, Chief      1994    0       5,000          0       $10,000(e)
 Financial Officer
 and Secretary

     (a) In each case, the amount shown as other annual compensation is the Company's matching contributions to its 401(k) Plan on behalf of the Chief Executive Officer and the Named Executive Officer during each of Fiscal 1996, Fiscal 1995 and Fiscal 1994. In each of Fiscal 1996, Fiscal 1995 and Fiscal 1994, the Company's 401(k) Plan provided for a match equal to 50% of a participant's contribution to the plan in that year, subject to a maximum of (i) 2% of compensation in that year or (ii) applicable Internal Revenue Service limits.

     (b) Mr. Silva's Fiscal 1996 annual compensation of $176,804 was allocated $160,000 to the Company and $16,804 to Hunt for the period of 1996 Hunt was a subsidiary of the Company. Mr. Silva served as Chairman of the Board of Directors and Chief Executive Officer of Hunt.

     (c) Mr. Silva's Fiscal 1995 aggregate annual compensation of $278,688 was allocated $160,000 to the Company and $118,688 to Hunt. The bonus of $25,000 was paid by Hunt.

     (d) Mr. Silva's Fiscal 1994 aggregate annual compensation of $264,000 was allocated $160,000 to Transtech and $104,000 to Hunt. The bonuses totalling $48,000 were paid by Hunt.

     (e) Represents Fiscal 1995 and Fiscal 1994 director fees paid by Hunt.

Stock Option Plans

     The following table sets forth, with respect to grants of stock options and stock appreciation rights ("SARs") to the Chief Executive Officer and the Named Executive Officer during Fiscal 1996: (a) the number of options granted; (b) the percent the grant represents of total options granted to employees during Fiscal 1996; (c) the per-share exercise price of the options granted; and
(d) the expiration date of the options.


                OPTION/SAR GRANTS IN FISCAL 1996

                          % Of Total
                          Options/SARs*
            Options/       Granted to     Exercise
            SARs*          Employees in   or Base      Expiration
 Name       Granted (#)    Fiscal Year    Price ($/sh) Date

 Robert
 V. Silva      0              N/A            N/A            N/A

 Andrew J.
 Mayer, Jr.    0              N/A            N/A            N/A

*No SARs have been issued by the Company.

     The following table sets forth: (a) the number of shares received and the aggregate dollar value realized in connection with each exercise of outstanding stock options during Fiscal 1996 by the Chief Executive Officer and the Named Executive Officer; (b) the total number of all outstanding, unexercised options (separately identifying exercisable and unexercisable options) held by such executive officers as of the end of Fiscal 1996; and (c) the aggregate dollar value of all such unexercised options that are in-the-money (i.e., options as to which the fair market value of the underlying common stock of the Company that is subject to the option exceeds the exercise price of the option) as of the end of Fiscal 1996.


         AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1996
              AND FISCAL YEAR-END OPTION/SAR VALUES

                                                       Value of
                                    Number of          Unexercised
                                    Unexercised        In-the-Money
         Shares                     Options/SARs* at   Options/SARs* at
         Acquired                   Fiscal Year-End(#) Fiscal Year-End($)
         on           Value         Exercisable/       Exercisable/
 Name    Exercise (#) Realized ($)  Unexercisable      Unexercisable

 Robert
 V. Silva      0          N/A          50,000/0            0/0

 Andrew J.
 Mayer, Jr.    0          N/A           5,000/0            0/0

* No SARs have been issued by the Company.

Compensation of Directors

Directors of the Company who are not also employees are paid annual directors' fees of $1,875 per calendar quarter, plus $500 for attending each meeting of the board. Arthur C. Holdsworth, III earned fees of $9,000 and $10,000 in Fiscal 1996 and Fiscal 1995, respectively.

                   RELATED PARTY TRANSACTIONS

     In 1988, Marvin H. Mahan, a former officer, director and principal shareholder of the Company, Inmar Associates, Inc. ("Inmar"), a New Jersey corporation controlled by Mr. Mahan, and Transtech were sued in a civil action in the United States District Court for the District of New Jersey entitled AT&T Technologies, Inc. et al. v. Transtech Industries, Inc. et al. v. Allstate Insurance Company et al. (the "AT&T Suit") by a group of generators of waste (the "AT&T Group") alleging, among other things, that the primary responsibility for the clean-up and remediation of a Carlstadt, New Jersey site operated by the Company as a solvents recovery plant for a five year period ended in 1970 rests with the Company, Inmar and Mr. Mahan. Thereafter, the Company and Inmar brought third-party actions against, among others, the insurance companies which issued policies of comprehensive general liability insurance to them and to another operator of the site now in dissolution. Settlements with these insurers resulted in payments to Transtech, Inmar and Mr. Mahan of a total of $4.075 million which was applied to the Company's, Inmar's and Mr. Mahan's liability to the AT&T Group. The Company believes that the terms of the settlements are no less favorable to the Company than could be obtained with non-affiliated parties.

     In December 1989, the Company and Inmar agreed to share equally certain expenses in connection with the AT&T Suit. As of December 31, 1992, the Company paid $514,000 towards such costs. Inmar has disputed which expenses are to be shared. Further, in April 1991, Mr. Mahan made a demand upon the Company for reimbursement of approximately $300,000 in costs which he incurred in connection with the AT&T Suit. The dispute concerning the shared expenses and Mr. Mahan's demand for reimbursement are subjects of the negotiations with Inmar discussed below.

     Pursuant to a December 1988 agreement with Tang Realty, Inc. ("Tang"), a corporation controlled by Mr. Mahan, in 1988, 1989 and 1990 the Company spent approximately $4.3 million for the remediation of a Piscataway, New Jersey site owned by Tang and operated by the Company for a limited period of time. In October 1990, the Company determined that it would no longer continue to contribute to the remediation of that site and in March 1991 the Company made a demand upon Tang for reimbursement of the amounts it had expended in connection with such remediation. In April 1991 Tang rejected the demand for reimbursement and demanded the Company resume the remediation. These demands are the subject of negotiations with Tang discussed below. One of the Company's wholly-owned subsidiaries, Kin-Buc, Inc. ("Kin-Buc"), leased from Inmar approximately 50 acres of land upon which a portion of the Kin-Buc landfill (the "Kin-Buc Landfill") is located. This lease ran to July 1995. The annual base rent of $162,500 had been waived by Inmar because the Kin-Buc Landfill was not operating. In April 1991, Inmar demanded that, in accordance with certain provisions of the Kin-Buc Lease, the Company indemnify Inmar and Mr. Mahan against liability for remediation of the leased tract, and pay Inmar $6.6 million in damages for loss of value of its adjoining property. These demands are the subject of negotiations with Inmar discussed below.

     In 1988, Kin-Buc purchased 150,000 cubic yards of clay for use in the closure of the Kin-Buc Landfill for $1.2 million from Inmar. Pursuant to the agreement for the purchase of the clay, Kin-Buc is entitled to a refund of the purchase price of clay it is unable to mine or can not use. In October 1996, the Company learned that Inmar had contracted to sell a substantial portion of its land, upon which a substantial amount of the clay is situated, to Edison Expansion, Inc. ("Expansion"). In November 1996, Kin-Buc brought suit entitled Kin-Buc, Inc., v. Inmar Associates, Inc. and Edison Expansion, Inc. in Superior Court, Morris County, New Jersey ("Superior Court") against Inmar and Expansion for, among other things, a declaratory judgment that Kin-Buc's rights in the clay would survive a sale of the land to Expansion and, alternatively, a money judgment against Inmar. Kin-Buc also filed a lis pendens against the Inmar property. In December 1996, Expansion sought and obtained a discharge of the lis pendens and a closing of the sale to Expansion took place in January 1997. In accordance with an order of the Superior Court entered in another matter involving Inmar, the net proceeds of the sale were paid into the Superior Court. In March 1997, the Superior Court denied Kin-Buc's request that the net proceeds be dedicated to the payment of whatever money judgment Kin-Buc might obtain in its suit against Inmar, but agreed that Kin-Buc could reapply for such relief when and if it obtains a judgment. The net proceeds are substantially less than Kin-Buc's claim against Inmar, and Inmar may use the proceeds for other purposes. At Kin-Buc's request, however, the Superior Court ordered that notice of any application for use of the proceeds be given to Kin-Buc at the time the application is made. In April 1997, Expansion answered Kin-Buc's complaint; Inmar's answer is overdue. Kin-Buc may ultimately obtain a declaratory judgment, an award of money damages against Inmar, or both. There is no assurance that Kin-Buc will be able to mine and remove the clay on Expansion's property or Inmar's remaining property even if Kin-Buc obtains a declaratory judgment. In addition, there is no assurance that Kin-Buc will be permitted to draw against the proceeds in the Superior Court. Lastly, there is substantial uncertainty that Inmar will be financially capable of paying damages to Kin-Buc.

     Since Mr. Mahan's retirement from the Company, it has provided Mr. Mahan the use of an automobile and contributed to the expenses of maintaining an office for his use including secretarial services. Such expenses totalled approximately $14,000 and $21,000 in 1996 and 1995, respectively.

     The Company has been negotiating with Inmar, Tang and Mr. Mahan (collectively, the "Mahan Interests") toward a settlement of disputes with the Company, including those involving Mr. Mahan's and Inmar's claims for indemnity against liability for remediation of the Kin-Buc Landfill and the demand for damages for loss of value of property adjoining the Kin-Buc Landfill, the sharing of expenses of the AT&T Suit, and the reimbursement of remediation costs at the Tang site. Negotiations to date have not yielded any definitive agreement on any of the disputed issues. The filing, in December 1992, of two third-party actions in the Company's action against generators and transporters of waste disposed of at the Kin-Buc Landfill by a group of defendants in that action against Inmar and Mr. Mahan (among others) for contribution to the costs of the remediation of the Landfill, and against the Mahan Interests (among others) for the return of amounts paid to the Mahan Interests in allegedly fraudulent transactions with the Company (one such transaction being the Company's reimbursement of remediation costs at the Tang site), made resolution between the Company and the Mahan Interests of the issues being negotiated in advance of resolution of such third-party actions inadvisable, from the Company's point of view. The Mahan Interests and the Company have agreed to waive, as a defense to any suit on such disputes which any of them might bring against any other, the preclusion of suit resulting from such party's not having joined such disputes in the third-party actions.

     On August 28, 1992, the Company made an advance of $10,000 to Robert V. Silva, President and Chairman of the Board of the Company. The advance was evidenced by an interest bearing note. The note and accrued interest thereon was repaid in full during 1996. On April 22, 1994 the Company made a loan of $75,000 to Mr. Silva evidenced by a note which bears interest at a floating prime rate plus 1% and is due and payable as determined by the Board of Directors. A total of $95,000 was outstanding with respect to the loan, including interest, as of December 31, 1996. The Company believes that the terms of the loan to Mr. Silva are no less favorable to the Company than could be obtained with non-affiliated parties.

     On March 1, 1996, ValveCo Inc. ("ValveCo"), a Delaware corporation organized by Three Cities Research, Inc. ("TCR"), a Delaware corporation unaffiliated with the Company or any of its directors and officers, purchased 100% of the Hunt Valve Company, Inc. common stock owned by THV Acquisition Corp, a wholly-owned subsidiary of the Company, representing 79.05% of the issued and outstanding Hunt common stock. Fifteen percent of the common stock issued by ValveCo was purchased by certain directors and executive officers who are members of management of the Company and/or Hunt, namely, Robert V. Silva (7.5%), David Huberfield (4%), Andrew J. Mayer, Jr. (2%) and Gerald Bogner (1.5%) for $150,000. Such directors and executive officers also obtained the right to acquire, for an aggregate cost of $2.3 million, an additional 12.5% of ValveCo's common stock pursuant to the exercise of performance and value-based options. In addition, the aforementioned directors and executive officers of the Company and Hunt were employed in various capacities by ValveCo and Hunt after the sale. Mr. Silva resigned from his employment with ValveCo and Hunt effective January 1, 1997, but remains a director of Hunt. Mr. Mayer also resigned from his employment with ValveCo and Hunt effective January 1, 1997.

                      ELECTION OF DIRECTORS

     The Board of Directors has fixed the number of directors who will serve until the next Annual Meeting of Stockholders at three. All three nominees are presently members of the Board, having been elected to the Board at the last Annual Meeting of Stockholders held on June 3, 1994.

     At the Meeting, three directors will be elected to hold office in accordance with the by-laws until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     IT IS INTENDED THAT PROXIES IN THE ACCOMPANYING FORM WHICH DO NOT WITHHOLD AUTHORITY TO VOTE FOR DIRECTORS WILL BE VOTED FOR THE ELECTION OF THE PERSONS WHOSE NAMES ARE LISTED BELOW.

     If any of these nominees should not be candidates for the office of director at the Meeting, the proxies will be voted in favor of the remainder of those named, and may be voted for substitute nominees in place of those who are not candidates. The Board of Directors does not expect that any of these nominees will fail to be candidates at the Meeting, and therefore does not have in mind any substitute for any nominee. The information below concerning the nominees has been furnished to the Company by the individuals named.

     Robert V. Silva (53) - President and Chief Executive Officer and a director of the Company from April 1991 and Chairman of the Board of Directors from November 1991. Mr. Silva served as a consultant to the Company from December 1990 until his appointment in April 1991 as an officer of the Company. Mr. Silva was employed from September 1987 to December 1990 as Executive Vice President of Kenmare Capital Corp. ("Kenmare"), an investment firm, and provided financial and management consulting services to companies acquired by Kenmare's affiliates. In connection with such financial and management services, Mr. Silva served as Vice President and a Director of Old American Holdings, Inc. and its subsidiary from 1988 to 1990, and Vice President and a Director of Compact Video Group, Inc. and its subsidiaries from 1988 to 1991 and of Manhattan Transfer/Edit, Inc. from 1989 to 1991. Mr. Silva also served as a Director of General Textiles from 1989 to 1991. From June 1985 to September 1987, Mr. Silva served as Vice President of, and provided management consulting services to, The Thompson Company, a private investment firm controlled by the Thompson family of Dallas, Texas. Mr. Silva continued to serve as Chairman and Chief Executive Officer of Hunt Valve Company, Inc., a former subsidiary of the Company, from March 1, 1996, the date the Company sold Hunt, to his resignation effective January 1, 1997. Mr. Silva also served as Vice President and a Director of ValveCo Inc., the entity which acquired Hunt, from October 10, 1995 to his resignation effective January 1, 1997. From September 1996 to February 14, 1997, Mr. Silva served as a Director of Hunt's subsidiary, Hunt SECO Engineering, Ltd. and its subsidiaries. Mr. Silva remains a Director of Hunt. Mr. Silva is also the principal of Robert V. Silva and Company, Inc., an investment firm. Mr. Silva's wife is the sister-in-law of Gary Mahan, the son of Marvin H. Mahan and Ingrid T. Mahan.

     Arthur C. Holdsworth, III (49) - A director of the Company since 1988. Since August 1991, Mr. Holdsworth has been Vice President of Sales at Millington Quarry, Inc. Prior to that and from 1977, Mr. Holdsworth was General Manager of Dallenbach Sand Co., Inc. Millington Quarry, Inc., is owned by members of the Mahan family. Dallenbach Sand was previously owned by members of the Mahan family.

     Andrew J. Mayer, Jr. (41) - Vice President-Finance and Chief Financial Officer of the Company from November 1991 and a director of the Company from December 1991 and, from April 1992, Secretary of the Company. From 1988 to November 1991, Mr. Mayer served as Vice President, Secretary and Treasurer of Kenmare. From 1984 to 1988, Mr. Mayer served as Financial Analyst and Controller of Kenmare. In connection with management and financial services provided by Kenmare, Mr. Mayer served in a variety of capacities for the following companies: Old American Holdings, Inc. and its subsidiary from 1988 to 1991; The Shannon Group, Inc. and its subsidiaries from 1988 to 1990; Detroit Tool Group, Inc. and its subsidiaries from 1989 to 1990; Compact Video Group, Inc. from 1988 to 1991; Manhattan Transfer/Edit, Inc. from 1989 to 1991; and General Textiles from 1989 to 1990. Mr. Mayer served as Executive Vice President of Hunt Valve Company, Inc., a former subsidiary of the Company from March 1, 1996, the date the Company sold Hunt, to his resignation effective January 1, 1997. Mr. Mayer also served as Vice President - Chief Financial Officer of ValveCo Inc. from April 3, 1996 through his resignation effective January 1, 1997. From September 1996 to February 14, 1997, Mr. Mayer served as a Director of Hunt's subsidiary, Hunt SECO Engineering, Ltd. and its subsidiaries.

     The Board of Directors held 3 meetings and effected 4 actions by unanimous written consent in 1996. The Board of Directors held 5 meetings and effected 4 actions by unanimous written consent in 1995. In addition, 3 actions with respect to the sale of Hunt were effected by the sole member of the independent committee of the Board of Directors in 1995. All directors attended all the meetings. The Board of Directors at present has no audit, compensation or nominating committees or committees performing similar functions.

     Shares represented by proxies received by the Board of Directors will be voted for the election of the three nominees to the Board of Directors unless the proxy contains a direction to the contrary. Should any nominee not be a candidate at the date of the Meeting (a situation which is not anticipated), proxies will be voted for substitute nominees.

  MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF THE THREE NOMINEES.

 RATIFICATION OF THE APPOINTMENT OF BRIGGS, BUNTING & DOUGHERTY,
         LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     On May 23, 1997, Briggs, Bunting & Dougherty, LLP of Philadelphia, Pennsylvania was engaged by the Company's Board of Directors to serve as the Company's independent certified public accountants for the year ending December 31, 1997. Proxies are being solicited by management in favor of ratifying the appointment of Briggs, Bunting & Dougherty, LLP.

     On May 23, 1997, Tait, Weller & Baker was dismissed as the Company's independent certified public accountants. The decision to dismiss Tait, Weller & Baker was based upon the separation of certain partners in that firm which had been the principal providers of audit, accounting and tax services to the Company and was approved by the Company's Board of Directors. Tait, Weller & Baker had served as the Company's independent certified public accountants for each of the two years in the period ended December 31, 1996. Tait, Weller & Baker's report of the financial statements of the Company for each of those years was modified as to the Company's ability to continue as a going concern. There were no disagreements with Tait, Weller & Baker on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure during the Company's two most recent fiscal years.

     The Company represents that it had not consulted with Briggs, Bunting & Dougherty, LLP at any time prior to their engagement with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

     Briggs, Bunting & Dougherty, LLP was formed by certain former partners of the firm of Tait, Weller & Baker. The partners and personnel of Tait, Weller & Baker most familiar with the affairs of the Company have joined Briggs, Bunting and Dougherty, LLP.

     It is not expected that a representative of Briggs, Bunting & Dougherty, LLP will attend the Meeting.

     MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF RATIFYING THE
        APPOINTMENT OF BRIGGS, BUNTING & DOUGHERTY, LLP.

COMPLIANCE WITH SECTION 16(a) OF SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such filings furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the year ended December 31, 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

    RESULTS OF VOTING AT LAST ANNUAL MEETING OF STOCKHOLDERS

     The last Annual Meeting of Stockholders was held on June 3, 1994. At that meeting, Robert V. Silva, Arthur C. Holdsworth, III and Andrew J. Mayer, Jr. were elected directors of the Company by a vote of 2,180,042 or 77.8% of the shares of the Common Stock entitled to vote thereon, and the appointment of Tait, Weller & Baker as the Company's independent certified public accountants for the year ended December 31, 1994 was ratified by a vote of 2,221,725 or 78.7% of the shares of the Common Stock entitled to vote thereon.

                      POSSIBLE ADJOURNMENT

     In the event the requisite vote to carry the matters before the Meeting cannot be obtained as of the date set for the Meeting, it is the intention of the Board of Directors, if it deems advisable to do so at that time, to adjourn the Meeting to permit the solicitation of additional proxies. Accordingly, the enclosed form of proxy authorizes a vote in favor of adjournment.

                      STOCKHOLDER PROPOSALS

     Stockholder proposals must be received by the Company by January 10, 1998 to be included in the proxy materials for the next Annual Meeting of Stockholders, to the extent permitted by law.

                          OTHER MATTERS

     Management knows of no other matters to be presented before the Meeting other than those stated above. However, the enclosed proxy gives discretionary authority to each proxyholder named therein should any other matters be presented at the Meeting to take such action in connection therewith as shall be in accordance with his best judgment.

                           FORM 10-KSB

     The Company has filed an Annual Report on Form 10-KSB for the year ended December 31, 1996 with the Securities and Exchange Commission. A copy of the Annual Report on Form 10-KSB, including the financial statements and financial statement schedules thereto, will be furnished without charge to any stockholder sending a written request therefor to Transtech Industries, Inc., 200 Centennial Avenue, Suite 202, Piscataway, New Jersey 08854,
Attention: Secretary.